UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	November 18, 2010

ThermoEnergy Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-46104-FW	71-00659511
(Commission File Number)	(IRS Employer Identification No.)

124 West Capitol Avenue, Suite 880, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-6477
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On November 18, 2010, the holders of our Series B Convertible Preferred Stock, acting by written consent pursuant to Section 228 of the Delaware General Corporation Law, elected David Anthony, J. Winder Hughes III, and Shawn R. Hughes as directors to serve until our 2011 Annual Meeting and until their successors are duly elected and qualified.  Also on November 18, 2010, at the Special Meeting in lieu of our 2010 Annual Meeting, the holders of our Common Stock and our Series A Convertible Preferred Stock elected Cary G. Bullock, Dennis C. Cossey and Arthur S. Reynolds as directors to serve until our 2011 Annual Meeting and until their successors are duly elected and qualified.  Our Certificate of Incorporation, as amended, provides that our Board of Directors shall be composed of seven members, four of whom are elected by the holders of our Series B Convertible Preferred Stock and three of whom are elected by the holders of our Common Stock and our Series A Convertible Preferred Stock, voting together as a single class.  All of our newly-elected directors were incumbent members of our Board of Directors.

Set forth below is information about each of our newly-elected directors:

David Anthony, age 49, has been a director of the Company since October 2009.  Mr. Anthony also serves as a member of the Board of Managers of Babcock-Thermo Carbon Capture LLC, our joint venture with Babcock Power, Inc., and as a member of the Board of Directors of our subsidiary, CASTion Corporation.  Since 2003, he has been Managing Director of 21 Ventures, LLC, a VC management firm providing seed, growth and bridge capital for technology ventures.  Mr. Anthony sits on numerous boards, including: Axion Power International, Inc.; Clean Power Technologies Inc.; Solar EnerTech Corp.; Energy Focus, Inc.; Advanced Hydro, Inc.; Advanced Telemetry, LLC; Aero Farm Systems LLC; Applied Solar LLC; BioPetroClean, Inc.; Expansion Media, LLC; ETV Motors, Ltd.; Graphene Energy, Inc.; Gravity Power, LLC; GreenRay, Inc.; Lightwave Power, Inc.; Magenn Power, Inc.; ReGen Power Systems LLC; Safe Hydrogen, LLC; Variable Wind Solutions Ltd.; Agent Video Intelligence Ltd.; and Command Speech Ltd.  Prior to 21 Ventures, Mr. Anthony launched Notorious Entertainment, a developer of multimedia brands.  Mr. Anthony received a B.A. in Economics from George Washington University and an M.B.A. from Dartmouth College.  Mr. Anthony brings to the Board extensive public company corporate governance and venture capital experience.

Cary G. Bullock, age 64, was appointed as our President and Chief Executive Officer and was elected to our Board of Directors on January 27, 2010.  Mr. Bullock also serves as Chief Executive Officer and a member of the Board of Directors of our subsidiary, ThermoEnergy Power Systems LLC, as a member of the Board of Managers of Babcock-Thermo Carbon Capture LLC, our joint venture with Babcock Power, Inc., and as a member of the Board of Directors of our subsidiary, CASTion Corporation.  Prior to becoming our President and CEO, Mr. Bullock had been employed by GreenFuel Technologies Corporation, serving as Chief Executive Officer from February 2005 through July 2007 and as Vice President for Business Development from July 2007 through January 2009; he was a member of the Board of Directors of GreenFuel Technologies Corporation from February 2005 through August 2009. In May 2009, GreenFuel Technologies ceased business operations and made an assignment of its assets to a trustee for the benefit of its creditors.   From February 2009 through January 2010, Mr. Bullock served a variety of clients as an independent consultant and business advisor.  Prior to joining GreenFuel Technologies, Mr. Bullock was Chairman and Chief Executive Officer of Excelergy Corporation, Vice President of KENETECH Management Services and President of its affiliate, KENETECH Energy Management, Inc., Chairman and Chief Executive Officer of Econoler/USA Inc., Vice President of Engineering and Operations and Principal Engineer of Xenergy Inc., Director of Special Engineering and a Senior Engineer at ECRM, Inc. and a Senior Engineer at Sylvania Electronics Systems.  Mr. Bullock received an A.B. from Amherst College and an S.B. and an S.M. from Massachusetts Institute of Technology.  Having worked as a senior executive in several early stage energy companies, Mr. Bullock brings to the Board extensive industry and strategic experience.

Dennis C. Cossey, age 64, has served as a director of the Company since 1988 and as Chairman of our Board of Directors since 1990. Since March 1, 2010, he has held the title “Executive Chairman.”  Mr. Cossey was our Chief Executive Officer from 1988 through January 27, 2010.  Mr. Cossey also serves as a member of the Boards of Directors of our subsidiaries, CASTion Corporation and ThermoEnergy Power Systems LLC.  Prior to joining the Company, Mr. Cossey served in executive and marketing positions at a number of companies, including IBM and Peter Kiewit Sons.  Mr. Cossey is a member of several industry professional groups including the US Naval Institute, the New York Academy of Sciences, the National Safety Council, the American Chemical Society, the Asia Pacific Water Council, the International Power Producers Forum and the Association of Energy Engineers.  Mr. Cossey has testified before Congress on various environmental issues.  Mr. Cossey brings to the Board deep experience in the management of publicly-financed research and operating projects and in the development and maintenance of government relationships on the federal, state and municipal levels.

J. Winder Hughes III, age 52, has been a director of the Company since July 2009 (except for the period from January 27, 2010 to February 5, 2010).  Mr. Hughes also serves as a member of the Board of Managers of Babcock-Thermo Carbon Capture LLC, our joint venture with Babcock Power, Inc., and as a member of the Board of Directors of our subsidiary, CASTion Corporation.  Since 1995, Mr. Hughes has served as the managing partner of Hughes Capital Investors, LLC, which manages private assets and raises money for small public companies.  He formed the Focus Fund, LP in 2000 (with Hughes Capital as the fund manager), which is a highly-concentrated equity partnership that focuses on publicly-traded emerging growth companies.  From November 2007 to November 2009, Mr. Hughes was a director of Viking Systems, Inc, a manufacturer of surgical tools.  From 1983 to 1995, Mr. Hughes was an investment executive, first with Kidder Peabody & Co. and subsequently with Prudential Securities.  Mr. Hughes holds a B.A. in Economics from the University of North Carolina at Chapel Hill.  Mr. Hughes brings to the Board significant experience with capital raising, corporate restructuring, and managing strategic business relationships.

Shawn R. Hughes, age 50, has been a director of the Company since October 2009.  He previously served as a member of our Board of Directors from September 2008 until January 2009.  Mr. Hughes also serves as a member of the Board of Directors of our subsidiary, CASTion Corporation.  He served as President and Chief Operating Officer of the Company from January 1, 2008 to January 27, 2010. From June 15, 2007 through December 31, 2007, he was employed by us to assist the Chief Executive Officer in administering corporate affairs and overseeing all of our business operating functions. From November 2006 to May 2007, Mr. Hughes served as President and Chief Operating Officer of Mortgage Contract Services.  From 2001 to 2006, Mr. Hughes served as Chief Executive Officer of Fortress Technologies.  Mr. Hughes holds a B.S.B.A. from Slippery Rock University and an M.B.A. from Florida State University.  Mr. Hughes brings to the Board extensive experience in executive management and strategic planning.

Arthur S. Reynolds, age 66, has been a director of the Company since October 2008.  He also serves as a member of the Board of Directors of our subsidiary, CASTion Corporation.  From August 3, 2009  through November 16, 2009, Mr. Reynolds served as our interim Chief Financial Officer, and except during that period, has been Chairman of the Audit Committee of the Board of Directors.  Since July 30, 2010, Mr. Reynolds has been a director and the acting Chief Executive Officer and President of Clean Power Technologies, Inc.  He is the founder of Rexon Limited of London and New York where, since 1999, he has served as managing director. Mr. Reynolds was founder and, from 1997 to 1999, managing partner of London-based Value Management & Research (UK) Limited.   Mr. Reynolds was the founder and, from 1982 to 1997, served as managing director of Ferghana Financial Services Limited.  Prior thereto, Mr. Reynolds held executive positions at Merrill Lynch International Bank Limited, Banque de la Société Financière Européene, J.P. Morgan & Company and Mobil Corporation.  Mr. Reynolds is a director of Apogee Technology, Inc.  Mr. Reynolds holds an A.B. from Columbia University, a M.A. from Cambridge University, and an M.B.A. in Finance from New York University.  Mr. Reynolds brings to the Board extensive financial and executive experience across multiple sectors, with special strength in the international arena.

On November 18, 2010, at the Special Meeting in lieu of our 2010 Annual Meeting, our shareholders approved an amendment to the ThermoEnergy Corporation 2008 Incentive Stock Plan (the “2008 Plan”), (i) increasing to 20,000,000 the number of shares of our Common Stock that may be issued under the plan pursuant to stock options, restricted stock awards, stock appreciation rights and other stock-based awards and (ii) removing the annual limit on the number of shares with respect to which stock options may be granted under the 2008 Plan to any individual.  All of our executive officers and directors are entitled to receive stock options, restricted stock awards, stock appreciation rights and other stock-based awards under the 2008 Plan and each of our non-employee directors automatically receives a grant of an option for the purchase of 30,000 shares of our Common Stock upon his or her election to our Board of Directors and thereafter upon each re-election to an additional term.  The 2008 Plan, as amended is described in detail in our proxy statement relating to the Special Meeting in lieu of our 2010 Annual Meeting, which we filed with the Securities and Exchange Commission on Schedule 14A on October 20, 2010, and the foregoing description of the 2008 Plan is qualified in its entirety by reference to such proxy statement on Schedule 14A, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

10.1 *	ThermoEnergy Corporation 2008 Incentive Stock Plan, as amended

*  May be deemed a compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2010

THERMOENERGY CORPORATION
(Registrant)

By:	/s/ Teodor Klowan, Jr.
Name:	Teodor Klowan, Jr.
Title:	Executive Vice President and Chief Financial Officer